Exhibit 99.1

NEWS RELEASE FOR IMMEDIATE RELEASE

GENERAL GROWTH PROPERTIES, INC. REPORTS THIRD QUARTER 2011 RESULTS
Declares quarterly common share dividend

Chicago, Illinois, November 9, 2011 -- General Growth Properties, Inc. (NYSE: GGP) (“GGP” or the “Company”) today reported financial and operating results for the three and nine months ended September 30, 2011.

The Company reported Core Funds From Operations (“Core FFO”) of $224.2 million, or $0.23 per diluted share, for the third quarter of 2011.  Core FFO for the third quarter of 2010 was $223.2 million.

Net income attributable to common stockholders for the third quarter of 2011 was $252.1 million.  After taking into account the dilutive effects of warrant adjustments, the per diluted share net loss attributable to common stockholders for the third quarter of 2011 was $0.08.  Net loss attributable to common stockholders for the third quarter of 2010 was $231.2 million.

Sandeep Mathrani, GGP’s chief executive officer commented, “We are 10 months into a long-term strategy of driving value from our existing portfolio through increasing occupancy and lease spreads, along with mining development opportunities.  The strategy is yielding positive operating results and we anticipate it will continue for the fourth quarter and beyond.”

OPERATIONAL HIGHLIGHTS

•            Comparable tenant sales increased 7.8% to $471 per square foot, on a trailing 12 month basis, as compared to the same period last year. Comparable tenant sales have now increased for seven consecutive quarters.

•            Regional mall percentage leased increased 40 basis points to 92.7% at September 30, 2011, compared to the prior year.

•            The initial rent on leases executed in 2011 was $63.71 per square foot, up 6.7% or $4.03 per square foot as compared to the expiring rent on comparable leases, including all spaces larger than 10,000 square feet.

•            Core Net Operating Income (“Core NOI”), for the three months ended September 30, 2011, increased 2.4% compared to the same period last year.

CAPITAL MARKETS ACTIVITY

•            During the third quarter of 2011, GGP completed the refinancing of mortgage debt related to two malls representing $412 million of new fixed-rate mortgages at a weighted average interest rate of 4.78% and an average term of more than 11 years.  The new loans extended the term to maturity by 7.4 years and lowered the average interest rate by 140 basis points.

•            Subsequent to the end of the third quarter, GGP has completed $1.3 billion ($610 million at GGP’s share) of refinancings at a weighted average interest rate of 4.62% as compared to 5.74% of the prior loans.  On November 8, 2011, the Company completed the refinancing of its mortgage debt at Park Meadows in Denver with a new fixed-rate mortgage of $360 million ($126 million at GGP’s share) and a term of 12 years. The new non-recourse mortgage has an interest rate of 4.60% as compared to the 5.96% rate of the prior loan.

•            Year-to-date, GGP has completed nearly $4.2 billion ($3.2 billion at GGP’s share) of new property level non-recourse financings with a weighted average term of 10.1 years and an interest rate of 5.06%.  These mortgages replace $3.6 billion ($2.6 billion at GGP’s share) of financings that had a weighted average term of 2.2 years and an interest rate of 5.83%.

•            During the quarter, the Company bought back $55.2 million of GGP common stock at an average purchase price of $12.77 per share.

•            As of September 30, 2011, the Company had $1.4 billion of liquidity, comprised of unrestricted cash and undrawn capacity on the Company’s revolving credit facility.

CONTACT:	David Keating, vice president of corporate communications	Page 1 of 8
(312) 960-6325, david.keating@ggp.com

ACQUISITION AND DISPOSITION ACTIVITY

•            During the third quarter of 2011, GGP entered into a newly formed joint venture with the Canada Pension Plan Investment Board (“CPPIB”) that acquired Plaza Frontenac, a 482,000 square foot high-end luxury center in St. Louis, MO, for $136 million.  In exchange for the Company’s contribution of St. Louis Galleria into the new joint venture, GGP received a 55% interest in Plaza Frontenac and a 74% interest in St. Louis Galleria.

•            In the three months ended September 30, 2011, GGP purchased the anchor space, totaling 160,000 square feet, currently occupied by Neiman Marcus at Fashion Show in Las Vegas for $30 million.

•            During the third quarter, GGP sold the office and garage components of Westlake Center in Seattle for $119 million; while Riverside Plaza, a retail strip center in Provo, UT, sold for $21 million.

•            Subsequent to quarter end, the Company sold Faneuil Hall Marketplace in Boston for $140 million.

•            The Company has sold 14 assets for total proceeds of $662 million to date in 2011.  With these transactions, GGP eliminated from its balance sheet approximately $163 million of mortgage related debt associated with these properties.

DEVELOPMENT ACTIVITY

•            For the nine months ending September 30, 2011, the Company opened 17 new anchor/big boxes across its nationwide regional mall portfolio. In total, GGP expects to open 28 anchor/big boxes in 2011 totaling approximately 924,000 square feet, including Crate and Barrel, Nordstrom Rack, Bed, Bath & Beyond, Cabela’s, Kohl’s, H.H. Greg, LL Bean and Ulta.   In addition, the Company currently is scheduled to open 10 anchor/big boxes totaling approximately 430,000 square feet in 2012.

•            Year-to-date, the Company has opened three department stores totaling approximately 402,000 square feet — two Nordstrom and one Von Maur.  GGP has an additional two department stores totaling approximately 375,000 square feet schedule to open in 2012 and 2013.  They include Von Maur and Bloomingdale’s.

COMMON SHARE DIVIDEND

•            On November 7, 2011, the Board of Directors of the Company declared a quarterly common share dividend of $0.10 per share to shareholders of record at the close of business on December 30, 2011, payable on January 13, 2012.

2011 GUIDANCE

•                  The Company’s guidance for full year 2011 Core FFO is estimated to be in the range of $0.93 to $0.95 per diluted share.  The following table provides a reconciliation of the range of estimated diluted estimated net income attributable to common shareholders to diluted FFO per share and diluted Core FFO per share.

2011 Guidance, at share	For the year ended December 31, 2011 (1)
(In thousands, except per share)	Low End Per Share	High End Per Share
Estimated Net Income Attributable to common shareholders	$0.05	$0.07
Depreciation including the Company’s share of joint ventures	1.18	1.18
Gain / loss on sales of investment properties	(0.01)	(0.01)
Impact of Dilutive Securities	(0.02)	(0.02)
FFO	$1.20	$1.22
Warrant Adjustment (2)	(0.32)	(0.32)
Other Core FFO Adjustments (3)	0.05	0.05
Core FFO	$0.93	$0.95

(1) Includes the results of Rouse Properties, Inc. for the year ended December 31, 2011.

(2) Represents warrant adjustment for the nine months ended September 30, 2011.

(3) Refer to page 7 of the third quarter 2011 Supplemental Information package for the nature of adjustments to reconcile FFO to Core FFO. The third quarter 2011 Supplemental Information package is available in the Investor Relations section of the Company’s website at www.ggp.com.

CONTACT:	David Keating, vice president of corporate communications	Page 2 of 8
(312) 960-6325, david.keating@ggp.com

•            The 2011 guidance reflects management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels and the earnings impact of the events referenced in this release and previously disclosed. The guidance also reflects management’s view of future capital market conditions, which is generally consistent with the current forward rates for LIBOR and U.S. Treasury bonds. The estimates do not include possible future gains or losses or the impact on operating results from other possible future property acquisitions or dispositions, possible capital markets activity or possible future impairment charges. EPS estimates may be subject to fluctuations as a result of several factors, including changes in the recognition of depreciation and amortization expense and any gains or losses associated with disposition activity. By definition, Core FFO does not include real estate-related depreciation and amortization or gains or losses associated with property disposition activities. This guidance is a forward-looking statement and is subject to the risks and other factors described elsewhere in this release.

ROUSE PROPERTIES, INC. SPIN-OFF UPDATE

During the second quarter of 2011, the Company announced its Board of Directors approved a plan to spin-off a 30-mall portfolio to holders of GGP common stock in the form of a taxable special dividend.  The dividend will be comprised of common stock in Rouse Properties, Inc. (“Rouse”), a recently formed company to which GGP plans to transfer the portfolio.  The planned spin-off is on track for a year-end distribution.  For more information, please see the Rouse Properties section of www.ggp.com.

INVESTOR AND ANALYST CONFERENCE

The Company is scheduled to hold an investor and analyst conference on December 8, 2011, and expects to provide full year 2012 guidance at that point.

INVESTOR CONFERENCE CALL

The Company will host a conference call on Wednesday, November, 9  2011, at 11:00 a.m. Eastern time / 10:00 a.m. Central time to discuss third quarter earnings and other related matters that may be of interest to investors and analysts.  Scheduled speakers are Chief Executive Officer Sandeep Mathrani and Chief Financial Officer Steve Douglas.  To access the conference call, please dial (877) 845-1018 (Domestic) or (707) 287—9345 (International).  A live audio webcast of the call will also be available in the Investor Relations section of the Company’s website at www.ggp.com.

SUPPLEMENTAL INFORMATION

A copy of General Growth’s quarterly Supplemental Information package is available in the Investor Relations section of the Company’s website at www.ggp.com.

ABOUT GGP

GGP is one of the nation’s largest shopping center owners. GGP has ownership and management interest in 167 regional and super regional shopping malls in 42 states. The company portfolio totals 169 million square feet of space. A publicly-traded real estate investment trust (REIT), GGP is listed on the New York Stock Exchange under the symbol GGP.

# # #

CONTACT:	David Keating, vice president of corporate communications	Page 3 of 8
(312) 960-6325, david.keating@ggp.com

NON-GAAP SUPPLEMENTAL FINANCIAL MEASURES AND DEFINITIONS

REAL ESTATE PROPERTY NET OPERATING INCOME (NOI) AND CORE NOI

The Company believes NOI is a useful supplemental measure of the Company’s operating performance.  The Company defines NOI as operating revenues (rental income, tenant recoveries and other income) less property and related expenses (real estate taxes, property maintenance costs, marketing, other property expenses and provision for doubtful accounts).  NOI has been reflected on a proportionate basis (at the Company’s ownership share).  Other REITs may use different methodologies for calculating NOI, and accordingly, the Company’s NOI may not be comparable to other REITs.  Because NOI excludes general and administrative expenses, interest expense, retail investment property impairment or non-recoverable development costs, depreciation and amortization, gains and losses from property dispositions, allocations to noncontrolling interests, reorganization items, strategic initiatives, provision for income taxes, discontinued operations and extraordinary items, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact on operations from trends in occupancy rates, rental rates and operating costs.  This measure provides an operating perspective not immediately apparent from GAAP operating or net income (loss) attributable to common stockholders. The Company uses NOI to evaluate its operating performance on a property-by-property basis because NOI allows the Company to evaluate the impact that factors such as lease structure, lease rates and tenant base, which vary by property, have on the Company’s operating results, gross margins and investment returns.

In addition, management believes NOI provides useful information to the investment community about the Company’s operating performance.  However, due to the exclusions noted above, NOI should only be used as an alternative measure of the Company’s financial performance.

CORE NOI excludes the NOI impacts of non-cash and certain non-comparable items such as straight-line rent and intangible asset and liability amortization resulting from acquisition accounting.  We present Core NOI, and Core EBITDA and Core FFO as below, as we believe certain investors and other users of our financial information use them as measures of the Company’s historical operating performance.

EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (EBITDA) AND CORE EBITDA

EBITDA is defined as net income (loss) attributable to common stockholders, adjusted to exclude interest expense net of interest income, warrant adjustment, income tax provision (benefit), discontinued operations, allocations to noncontrolling interests, depreciation and amortization.  “Core EBITDA” comprises EBITDA as defined immediately above and excludes certain non-cash and certain non-recurring items such as our Core NOI adjustments described above, provisions for impairment, emergence reorganization items, strategic initiatives and certain management and administration costs.

FUNDS FROM OPERATIONS (“FFO”) AND CORE FFO

The Company, consistent with real estate industry and investment community preferences, uses FFO as a supplemental measure of operating performance for a Real Estate Investment Trust (REIT).  The National Association of Real Estate Investment Trusts (NAREIT) defines FFO as net income (loss) attributable to common stockholders (computed in accordance with Generally Accepted Accounting Principles (GAAP)), excluding gains (or losses) from cumulative effects of accounting changes, extraordinary items and sales of properties, plus real estate related depreciation and amortization and including adjustments for unconsolidated partnerships and joint ventures.

The Company considers FFO a supplemental measure for equity REITs and a complement to GAAP measures because it facilitates an understanding of the operating performance of the Company’s properties.  FFO does not give effect to real estate depreciation and amortization since these amounts are computed to allocate the cost of a property over its useful life.  Since values for well-maintained real estate assets have historically increased or decreased based upon prevailing market conditions, the Company believes that FFO provides investors with a clearer view of the Company’s operating performance.   As with our presentation of Core NOI and Core EBITDA, Core FFO excludes from FFO certain items that are non-cash and certain non-comparable items such as our Core NOI adjustments, Core EBITDA adjustments, and FFO items such as FFO from discontinued operations, Permanent Warrant expense, and interest expense on debt repaid or settled, all as a result of our emergence, acquisition accounting and other capital contribution or restructuring events.

RECONCILIATIONS OF NON-GAAP SUPPLEMENTAL FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

In order to provide a better understanding of the relationship between our non-GAAP Supplemental Financial measures of NOI, Core NOI, EBITDA, Core EBITDA, FFO and Core FFO, reconciliations have been provided as follows: a reconciliation of NOI and Core NOI to GAAP Operating Income (loss); a reconciliation of EBITDA and Core EBITDA to GAAP net income, a reconciliation of Core FFO and FFO to GAAP net income (loss) attributable to common stockholders has been provided.  None of our non-GAAP Supplemental Financial measures represents cash flow from operating activities in accordance with GAAP, none should be considered as an alternative to GAAP net income (loss) attributable to common stockholders and none are necessarily indicative of cash available to fund cash needs.  In addition, the Company has presented such financial measures on a consolidated and unconsolidated basis (at the Company’s ownership share) as the Company believes that given the significance of the Company’s operations that are owned through investments accounted for on the equity method of accounting, the detail of the operations of the Company’s unconsolidated properties provides important insights into the income and FFO produced by such investments for the Company as a whole.

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements.  Actual results may differ materially from the results suggested by these forward-looking statements, for a number of reasons, including, but not limited to, our ability to refinance, extend, restructure or repay our remaining debt (including that of our Unconsolidated Real Estate Affiliates) with maturities in the short to intermediate term, our ability to raise capital through equity issuances, asset sales or the incurrence of new debt, our ability to complete the expected distribution of Rouse Properties, retail and credit market conditions, impairments, our liquidity demands and retail and economic conditions. Readers are referred to the documents filed by General Growth Properties, Inc. with the Securities and Exchange Commission, which further identify the important risk factors that could cause actual results to differ materially from the forward-looking statements in this release.  Except to the extent required by law, the Company disclaims any obligation to update any forward-looking statements

CONTACT:	David Keating, vice president of corporate communications	Page 4 of 8
(312) 960-6325, david.keating@ggp.com

Financial Overview

Consolidated Statements of Income(1)

(In thousands, except per share)

	Three Months Ended		Nine Months Ended
	September 30, 2011	September 30, 2010	September 30, 2011	September 30, 2010
Revenues:
Minimum rents	$429,678	$442,593	$1,295,137	$1,329,183
Tenant recoveries	209,352	204,158	605,094	606,362
Overage rents	13,632	9,365	31,900	25,334
Management fees and other corporate revenues	14,188	14,075	43,775	48,063
Other	17,926	17,239	51,635	53,220
Total revenues	684,776	687,430	2,027,541	2,062,162
Expenses:
Real estate taxes	63,519	63,458	195,348	191,985
Property maintenance costs	24,909	23,830	83,336	78,302
Marketing	8,522	8,496	22,637	20,903
Other property operating costs	126,489	113,184	343,121	333,066
Provision for doubtful accounts	1,828	4,756	3,617	13,502
Property management and other costs	48,917	40,847	143,589	124,387
General and administrative (2)	17,290	9,370	20,447	22,689
Provisions for impairment	—	4,516	—	15,573
Depreciation and amortization	250,507	163,126	745,225	489,939
Total expenses	541,981	431,583	1,557,320	1,290,346
Operating income	142,795	255,847	470,221	771,816
Interest income	687	210	1,927	962
Interest expense	(235,431)	(405,768)	(726,629)	(1,056,147)
Warrant adjustment	337,781	—	319,460	—
Income (loss) before income taxes, equity in (loss) income of Unconsolidated Real Estate Affiliates, reorganization items and noncontrolling interests	245,832	(149,711)	64,979	(283,369)
(Provision for) benefit from income taxes	(4,051)	3,778	(8,267)	(1,444)
Equity in (loss) income of Unconsolidated Real Estate Affiliates	9,833	8,567	(2,534)	54,047
Reorganization items	—	(84,349)	—	(111,337)
Income (loss) from continuing operations	251,614	(221,715)	54,178	(342,103)
Discontinued operations	4,957	(12,054)	7,300	46,572
Net income (loss)	256,571	(233,769)	61,478	(295,531)
Allocation to noncontrolling interests	(4,521)	2,584	(6,812)	(1,525)
Net income (loss) attributable to common stockholders	$252,050	$(231,185)	$54,666	$(297,056)
Basic Earnings (Loss) Per Share:
Continuing operations	$0.26	$(0.69)	$0.05	$(1.08)
Discontinued operations	0.01	(0.04)	0.01	0.15
Total basic earnings (loss) per share	$0.27	$(0.73)	$0.06	$(0.93)
Diluted Loss Per Share:
Continuing operations	$(0.09)	$(0.69)	$(0.28)	$(1.08)
Discontinued operations	0.01	(0.04)	0.01	0.15
Total diluted loss per share	$(0.08)	$(0.73)	$(0.27)	$(0.93)

(1)  Amounts presented in accordance with GAAP.

(2)  The three and nine months ended September 30, 2011 includes post-emergence bankruptcy related items, including the reversal of previously accrued bankruptcy costs, other gains on settlements, legal fees and professional fees.

Financial Overview

Consolidated Balance Sheets(1)

(In thousands)

	September 30, 2011	December 31, 2010
Assets:
Investment in real estate:
Land	$4,655,918	$4,722,674
Buildings and equipment	19,818,945	20,300,355
Less accumulated depreciation	(784,006)	(129,794)
Developments in progress	126,155	117,137
Net property and equipment	23,817,012	25,010,372
Investment in and loans to/from Unconsolidated Real Estate Affiliates	3,072,302	3,153,698
Net investment in real estate	26,889,314	28,164,070
Cash and cash equivalents	492,689	1,021,311
Accounts and notes receivable, net	184,595	114,099
Deferred expenses, net	167,949	175,669
Prepaid expenses and other assets	2,003,084	2,300,452
Assets held for disposition	276,518	591,778
Total Assets	$30,014,149	$32,367,379

Liabilities:
Mortgages, notes and loans payable	$17,235,603	$17,841,757
Accounts payable and accrued expenses	1,633,339	1,931,970
Deferred tax liabilities	29,509	36,463
Tax indemnification liability	303,750	303,750
Junior Subordinated Notes	206,200	206,200
Warrant liability	721,544	1,041,004
Liabilities held for disposition	207,317	592,122
Total Liabilities	20,337,262	21,953,266
Redeemable noncontrolling interests:
Preferred	120,756	120,756
Common	92,037	111,608
Total Redeemable Noncontrolling Interests	212,793	232,364
Equity:
Total stockholders’ equity	9,366,806	10,079,102
Noncontrolling interests in consolidated real estate affiliates	97,288	102,647
Total Equity	9,464,094	10,181,749
Total Liabilities and Equity	$30,014,149	$32,367,379

(1)  Presented in accordance with GAAP.

Financial Overview

Reconciliation of Core NOI, Core EBITDA, and Core FFO, at share

(In thousands, except per share)

	Three Months Ended		Nine Months Ended
	September 30, 2011	September 30, 2010	September 30, 2011	September 30, 2010
NOI	$533,561	$545,563	$1,594,368	$1,640,847
Core NOI adjustments:
Straight-line rent (1)	(31,088)	(10,503)	(93,335)	(32,746)
Above- and below-market tenant leases, net (1)	43,246	(1,451)	112,875	(5,103)
Above- and below-market ground rent expense, net (1)	1,650	1,603	4,978	4,693
Real estate tax stabilization agreement	1,578	981	4,734	2,943
Total Core NOI adjustments	15,386	(9,370)	29,252	(30,213)
Core NOI	$548,947	$536,193	$1,623,620	$1,610,634

EBITDA	$473,214	$409,571	$1,448,138	$1,390,728
Core NOI adjustments	15,386	(9,370)	29,252	(30,213)
Above- and below-market building rent, net (1)	(424)	—	(1,272)	—
Provisions for impairment	—	4,516	—	15,573
Reorganization items (2)	—	84,349	—	111,337
Rouse spin, severance, and other costs	8,649	690	19,894	6,730
Management and administrative costs, net	4,242	1,514	(15,257)	(3,553)
Total Core EBITDA adjustments	27,853	81,699	32,617	99,874
Core EBITDA	$501,067	$491,270	$1,480,755	$1,490,602

FFO	$540,302	$(28,066)	$939,511	$344,304
Core EBITDA adjustments	27,853	81,699	32,617	99,874
FFO from discontinued operations	(3,479)	197	(16,240)	(125,426)
Default interest	(109)	85,463	60,957	85,463
Interest expense relating to extinguished debt	1,374	64,722	11,045	200,633
Write-off of mark-to-market adjustments on extinguished debt	(2,648)	—	(47,465)	—
Debt extinguishment expenses	—	8,881	1,600	9,038
Mark-to-market adjustments on debt	(5,441)	14,015	(12,305)	35,070
Warrant adjustment	(337,781)	—	(319,460)	—
Provision for income taxes	4,152	(3,680)	8,547	1,362
Total FFO adjustments	(316,079)	251,297	(280,704)	306,014
Core FFO	$224,223	$223,231	$658,807	$650,318
Core FFO per share - diluted	$0.23	$0.68	$0.66	$2.00

(1)          These items were impacted by the effects of acquisition accounting as of November 9, 2010.

(2)          Reorganization items reflect bankruptcy-related activity, including gains/losses on liabilities subject to compromise, interest income, U.S. Trustee fees, and other restructuring costs incurred during the Chapter 11 cases from April 16, 2009 to November 9, 2010.

Financial Overview

Reconciliation of Non-GAAP to GAAP Financial Measures

(In thousands)

	Three Months Ended		Nine Months Ended
	September 30, 2011	September 30, 2010	September 30, 2011	September 30, 2010
Reconciliation of NOI to GAAP Operating Income
NOI:
Pro Rata basis	$533,561	$545,563	$1,594,368	$1,640,847
Unconsolidated Properties	(91,905)	(89,025)	(268,371)	(273,621)
Consolidated Properties	441,656	456,538	1,325,997	1,367,226
Management fees and other corporate revenues	14,188	14,075	43,775	48,063
Property management and other costs	(48,917)	(40,847)	(143,589)	(124,387)
General and administrative	(17,290)	(9,370)	(20,447)	(22,689)
Provisions for impairment	—	(4,516)	—	(15,573)
Depreciation and amortization	(250,507)	(163,126)	(745,225)	(489,939)
Noncontrolling interest in NOI of Consolidated Properties	3,665	3,093	9,710	9,115
Operating income	$142,795	$255,847	$470,221	$771,816

Reconciliation of EBITDA to GAAP Net Income (Loss) Attributable to Common Stockholders
EBITDA:
Pro Rata basis	$473,214	$409,571	$1,448,138	$1,390,728
Unconsolidated Properties	(85,913)	(80,376)	(249,409)	(256,431)
Consolidated Properties	387,301	329,195	1,198,729	1,134,297
Preferred unit distributions	2,336	2,336	7,007	7,006
Depreciation and amortization	(250,507)	(163,126)	(745,225)	(489,939)
Noncontrolling interest in NOI of Consolidated Properties	3,665	3,093	9,710	9,115
Interest income	687	210	1,927	962
Interest expense	(235,431)	(405,768)	(726,629)	(1,056,147)
Warrant adjustment	337,781	—	319,460	—
Provision for income taxes	(4,051)	3,778	(8,267)	(1,444)
Equity in (loss) income of Unconsolidated Real Estate Affiliates	9,833	8,567	(2,534)	54,047
Discontinued operations	4,957	(12,054)	7,300	46,572
Allocation to noncontrolling interests	(4,521)	2,584	(6,812)	(1,525)
Net income (loss) attributable to common stockholders	$252,050	$(231,185)	$54,666	$(297,056)

Reconciliation of FFO to GAAP Net Income (Loss) Attributable to Common Stockholders
FFO:
Pro Rata basis	$540,302	$(28,066)	$939,511	$344,304
Unconsolidated Properties	—	—	—	—
Consolidated Properties	540,302	(28,066)	939,511	344,304
Depreciation and amortization of capitalized real estate costs	(292,443)	(196,147)	(885,685)	(587,658)
Gain on sales of investment properties	5,799	768	8,423	(18,675)
Noncontrolling interests in depreciation of Consolidated Properties	1,561	1,734	5,575	3,696
Redeemable noncontrolling interests	(1,810)	5,324	(386)	6,836
Depreciation and amortization of discontinued operations	(1,359)	(14,798)	(12,772)	(45,559)
Net income (loss) attributable to common stockholders	$252,050	$(231,185)	$54,666	$(297,056)

Reconciliation of Equity in NOI of Unconsolidated Properties to GAAP Equity in Income (Loss) of Unconsolidated Real Estate Affiliates
Equity in Unconsolidated Properties:
NOI	$91,905	$89,025	$268,371	$273,621
Net property management fees and costs	(4,367)	(3,534)	(12,487)	(11,917)
Net interest expense	(34,788)	(33,684)	(112,170)	(111,008)
General and administrative, provisions for impairment, income taxes and noncontrolling interest in FFO	(1,705)	(5,191)	(6,691)	(5,130)
FFO of discontinued Unconsolidated Properties	(434)	1,094	109	47,917
FFO of Unconsolidated Properties	50,611	47,710	137,132	193,483
Depreciation and amortization of capitalized real estate costs	(44,229)	(38,193)	(146,332)	(113,022)
Other, including gain on sales of investment properties	3,451	(950)	6,666	(26,414)
Equity in income (loss) of Unconsolidated Real Estate Affiliates	$9,833	$8,567	$(2,534)	$54,047